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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Torch Offshore, L.L.C. dated February 9, 2001 (except with respect to Note 17, as to which the date is April 10, 2001) and our report on the balance sheet of Torch Offshore, Inc. dated January 19, 2001, both of which reports are included in Torch Offshore, Inc.'s Form S-1 registration statement and related Prospectus dated June 7, 2001, and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP


New Orleans, Louisiana
June 12, 2001